Exhibit 10.36

February 19, 2015

By Hand

Jonathan Zabusky

Re: Transition/Separation Agreement and General Release

Dear Jonathan:

As a follow-up to our recent discussion in which you indicated that you will tender a resignation effective August 3, 2015 (the “Separation Date”), the following information outlines the terms of the separation arrangement that GrubHub Inc. (the “Company”) is offering to you (or “Employee”) in exchange for the efficient transition of your duties between now and the separation date (the “Transition Period”).  This Agreement will be effective as of the eighth day following your execution of this Agreement, provided that you don’t revoke this Agreement in accordance with the terms hereof.

I.Payments, Benefits and Obligations upon Separation from Employment

Separation from Employment.  Effective at the close of business on the Separation Date, your employment with the Company shall be deemed to have ended, and you shall be deemed to have separated from any and all positions with the Company and/or with any of its affiliates, subsidiaries and other related entities, including without limitation your seat on the Company’s Board of Directors.  The Company may, at its option and on written notice to you, require you to work from home during the Transition Period.  The Company may not terminate your employment during the Transition Period for any reason other than for Cause (as defined below).

Base Salary.  You have been, or will be, paid your base salary through the Separation Date.

Accrued Unused Paid Time Off.  You will be paid for any accrued, unused paid time off, subject to the Company’s policies pertaining to the same, including without limitation any roll-over limitation policies.

Deductions. The Company shall reduce all payments made to you, including any payments made or benefits provided to you under Section II of this letter, by those deductions and withholdings required or authorized for benefit and tax purposes.

Company Property.  On or before the Separation Date, you must: (a) return to Company all documents, files, manuals, forms, lists, charts, computer programs (including without limitation source code), diskettes, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, whether in electronic or paper or other form, relating in any way to Company’s business and prepared by you or obtained by you from Company, its affiliates, clients or its suppliers during the course of your employment with Company (collectively, the “Materials”) and (b) destroy all electronic copies of the Materials that are otherwise in your possession and not capable of being returned pursuant to subsection (a), whether stored on your personal computer or other electronic device.  In addition, on or before the Separation Date, you must return to Randi Jakubowitz or another People Team representative all Company property, including, without limitation, all office equipment, keys, identification cards, cell phones, or similar devices, credit cards, PDAs and key cards.

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Company Retirement Plan Participation   If you are participating in a Company Retirement Plan (“Plan”), your contributions will terminate as soon as practicable following the date your termination is processed through the payroll system, and your participation will otherwise terminate as of the Separation Date.  Under the terms of the applicable Plan, you will not be eligible to make any further salary deferrals after the Separation Date.  Your Plan account will be processed for final distribution or deferral, as applicable, beginning after the Separation Date.  The processing will occur in accordance with the terms of the applicable Plan and the option you elected.

Company Equity Plans The effect the termination of your employment with Company will have on your rights, if any, with respect to any outstanding options that you may hold in GrubHub Inc. immediately prior to the Separation Date will be as set forth in the terms of the GrubHub Inc. 2013 Omnibus Incentive Plan and in your Stock Option Grant Notices and Stock Option Agreements (collectively, the “Option Agreements”), except as otherwise set forth below.

Additional Separation Arrangement; Separation and General Release Agreement

The Separation and General Release Agreement (the “Letter Agreement”) set forth in this Section II provides you with the opportunity to receive a benefit to which you are not entitled absent your agreement to the terms herein, and you acknowledge the same.  In particular, the Company will provide the benefits set forth below in exchange for your agreement, among other things as set forth herein: (i) to work during the Transition Period, with a focus on transitioning your duties and responsibilities and facilitating your separation from the Company, as well as such other duties as the Company may reasonably assign to you from time to time, all of which shall be performed in a timely manner and to the Company’s reasonable satisfaction; (ii) to waive any legal claims that you may have against the Company (and certain related persons and entities) based upon any circumstances related to your employment, or anything else that occurred or occurs through the date that you sign this Agreement; and (iii) to sign an agreement in a form substantially similar to Exhibit C, attached hereto after your Separation Date (the “Amendment”).  While we do not believe that the Company has violated any of your legal rights, this Letter Agreement is intended to ensure that all matters related to your employment are resolved as amicably as possible.

All payments and benefits described below shall cease if you are terminated for “Cause” or do not work during the Transition Period for any reason (except that the Company may not terminate your employment for any reason other than Cause during the Transition Period).  Company shall have Cause to terminate your employment upon any of the following occurrences, as determined by the Company in good faith: (i) you commit a felony or crime of moral turpitude; (ii) you commit a willful and material act of dishonesty involving the Company; (iii) your material breach of the Company’s Business Conduct Policy that causes harm to the Company or its business reputation; or (iv) your willful misconduct that causes material harm to the Company or its business reputation. Should Company terminate you for Cause before the Separation Date, or should you resign prior to the Separation Date, your salary and benefits shall cease immediately, and you shall not receive any of the benefits described below, except as you are otherwise entitled under the terms of the Company’s benefit plans.  However, in such instance, all other terms of this Agreement shall remain in full force and effect.

If you wish to take advantage of the Letter Agreement described below, you must elect to do so no later than on or before the 21st day after your receipt of this Letter Agreement (the “Review Period”).  You are encouraged to consult with an attorney prior to executing this Letter Agreement, at your own expense.  If you execute this Letter Agreement within the Review Period, you acknowledge that you were given the duration of the Review Period to execute it and that your decision to execute it was knowingly and voluntarily made.  The method for accepting this Letter Agreement is for you to sign and deliver this letter on or before the last day of the Review Period to Maggie Drucker.  If you do not sign and return this

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Letter Agreement by or before the last day of the Review Period, or if you properly revoke your acceptance of this Letter Agreement prior to the end of an additional seven days after executing this Letter Agreement (the “Revocation Period”), you will not receive the Separation Payment or any of the other benefits described below.

The terms of this Letter Agreement are the following:

a.Separation Benefits.

oSeparation Payment. In exchange for your agreement to the terms set forth below and for executing and not revoking the Amendment attached as Exhibit C, the Company will pay you salary continuation (based on your final base salary with the Company of $333,000 per year) commencing on the Separation Date and ending 52 weeks therefrom (the “Separation Period”), as well as a payment of $13,200 representing your annual car payment.  The foregoing payments shall be paid to you consistent with past practice in periodic installments (less all applicable tax withholdings and other deductions) (the “Separation Payment”) in accordance with the Company’s regular semi-monthly payroll schedule.  The first such Separation Payment shall be made on the first payroll date reasonably practicable after the effective date of the Amendment (which follows the applicable revocation period for the Amendment).

oBenefits.  Company-sponsored coverage of you and your eligible dependents under the Company’s benefit plans in which you were enrolled as a participant immediately prior to your Separation Date will cease on the last day of the month in which your Separation Date occurs, except for life insurance, which will terminate on the Separation Date.  Under separate cover, you will receive information regarding your eligibility for continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any analogous state or local statute.  Subject to your valid election to receive continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or analogous state or local statute, and provided you execute and do not revoke the Amendment attached as Exhibit C, the Company will provide you and your eligible dependents with coverage under its group health plans at the same levels and the same cost to you as would have applied if your employment had not terminated; provided that if the Company cannot provide the foregoing benefit without violating applicable law, then an amount equal to each remaining Company subsidy shall thereafter be paid to you as currently taxable compensation in substantially equal monthly installments. Company’s contribution shall: (1) be paid directly to COBRA (unless otherwise required); and (2) continue for the Separation Period or throughout the period you maintain coverage, whichever is shorter.

oNotwithstanding anything to the contrary in the Option Agreements, you will be entitled to exercise your vested options for a period of 180 days after the Separation Date, provided you execute and do not revoke the Amendment attached as Exhibit C.  You will receive separate correspondence from Merrill Lynch regarding these awards.

b.General Release and Waiver by Employee.

(a)In consideration of the promises made by the Company in this Agreement, including

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without limitation to provide the Separation Payments described above, Employee hereby releases and discharges the Company and/or its past, present and future parents, subsidiaries, affiliates, and related entities, any and all of its or their past, present or future trustees, directors, officers, executives, employees, attorneys, representatives, consultants, insurers (other than Medical Insurance), benefit plans, agents, and/or their respective predecessors, successors, and assigns (individually and collectively, the “Company Releasees”), from and with respect to any and all claims, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, judgments, causes of action, and contingencies whatsoever, including attorneys’ fees and costs, in law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, against the Company and/or any or all of the other Company Releasees, which Employee or Employee’s representatives, heirs, administrators, executors, estate, successors, assigns, and attorneys ever had, now has or have, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, thing, act, omission, statement, conduct or event whatsoever, including without limitation any and all claims, actions, suits, liabilities, debts, controversies arising out of your offer letter and employment agreement with the Company, up to the date on which Employee signs this Letter Agreement (individually and collectively, “Claims”).  This includes, without limiting the generality of the foregoing, (i) any and all Claims in connection with or arising from Employee’s employment by the Company or any of the Company Releasees, the terms and conditions of such employment and/or the termination, resignation, separation or end of such employment; (ii) any and all Claims for compensation, salary, bonus or similar benefit, severance pay, vacation pay, life insurance, disability benefits, health or medical insurance, or any other fringe benefit; (iii) any Claims under any federal, state, or local law (statutory or decisional), regulation, or ordinance (all as enacted or amended), including without limitation any Claims under the Family Medical Leave Act of 1993, as amended, the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, as amended, the Equal Pay Act, the Fair Labor Standards Act, the Genetic Information Non-Discrimination Act, and any other federal, state or local anti-discrimination laws or related statutes (including, but not limited to, the New York Wage and Hour Law, the New York State Human Rights Law, the New York City Administrative Code, or any other federal, state or local law (statutory or decisional), regulation or ordinance prohibiting employment discrimination, harassment or retaliation, as well as any Claims for retaliation under any such laws; (iv) any Claims regarding leaves of absence, including without limitation under the Family Medical Leave Act of 1993, as amended; (v) any Claims arising under the National Labor Relations Act; (vi) any whistleblower or retaliation Claims; (vii) any Claims under the Immigration Reform and Control Act; (viii) any and all Claims under or arising out of any agreement, employment agreement, policy, plan, understanding, promise or contract (whether express or implied, actual or alleged, written or oral, signed or unsigned, draft or final); (v) any and all Claims under the Employee Retirement Income Security Act of 1974 (ERISA) (excluding claims for accrued, vested benefits under any employee benefit pension plan which is governed by ERISA, subject to the terms and conditions of such plan and applicable law); (vi) any and all Claims (whether based on federal, state or local law, statutory or decisional) for breach of contract (express or implied, written or oral, signed or unsigned, draft or final), quasi-contract, detrimental reliance, unjust enrichment, fraud, promissory and/or equitable estoppel, wrongful and/or constructive discharge, any tort, and/or for emotional distress, or compensatory or punitive damages; and (vii) any and all Claims for attorneys’ fees, costs, disbursements and the like.  The parties intend this Letter Agreement to be a general release of any and all Claims to the fullest extent permissible by law, except it shall not constitute a waiver or release as to any of the obligations of the Company under this Agreement.

(b)Older Worker Benefit Protection Act Disclosure; Representations, Warranties and Signature.  You recognize that as part of your agreement to release any and all Claims against the Company Releasees, you are releasing Claims for age discrimination under the Age Discrimination in Employment Act, although you have never asserted such Claims.  Accordingly, you have a right to reflect upon this Letter Agreement for a period of up to twenty-one (21) days before executing it, and you have

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an additional period of seven (7) days after executing this Letter Agreement to revoke it under the terms of the Older Worker Benefit Protection Act.  If you elect to revoke this Letter Agreement, you must provide written notice of such revocation to the Company (c/o Maggie Drucker), by no later than the end of the last day of the Revocation Period.  If the last day of the Review Period and/or the Revocation Period falls on a Saturday, Sunday or holiday, then the last day of the Review Period and/or the Revocation Period (as applicable) shall be deemed to be the next business day after such Saturday, Sunday or holiday.  Unless properly revoked during the Revocation Period, this Letter Agreement shall become effective immediately on the day after the last day of the Revocation Period.  By your signature below, you represent and warrant: (i) that you hereby are advised in writing, and that you have been so advised, to consult with an attorney of your own choosing; (ii) that you have been given a reasonable amount of time to consider this Letter Agreement of not less than twenty-one (21) days; (iii) that you fully understand the significance of the terms and conditions of this Letter Agreement and you have discussed them with your independent legal counsel, or have had a reasonable opportunity to have done so; (iv) that you agree to all the terms and conditions of this Letter Agreement without any coercion; (v) that you are signing this Letter Agreement voluntarily and of your own free will, with the full understanding of its legal consequences, and with the intent to be bound hereby; and (vi) that if you sign this Letter Agreement during the Review Period prior to the twenty-first (21st) day thereof, you are voluntarily and knowingly waiving your twenty-one (21) day period to review and consider this Letter Agreement.

(c)You acknowledge that the consideration offered herein is (i) in full and final discharge of any and all liabilities and obligations of Company or Company Releasees to you; (ii) exceeds any payment, benefit or other thing of value to which you might otherwise be entitled under any policy, procedure or plan of Company or any Company Releasees or under any agreement between you and the Company; and (iii) constitutes good and valuable consideration for your promises, releases and covenants in this Letter Agreement.

c.Indemnification for Claims Filed by You. You represent and warrant that you have not previously filed, and to the maximum extent permitted by law agree that you will not file, a complaint, charge or lawsuit against Company or any of the Company Releasees regarding any of the Claims released herein.  If, notwithstanding this representation and warranty, you have filed or file such a complaint, charge or lawsuit, you agree that you shall cause such complaint, charge or lawsuit to be dismissed with prejudice.  Notwithstanding any other language in this Letter Agreement, the parties understand that this Letter Agreement does not prohibit you from filing an administrative charge with (or recovering any appropriate relief from) the Equal Employment Opportunity Commission or similar administrative agency.  You, however, waive any right to monetary or other recovery should any federal, state or local administrative agency pursue claims on your behalf arising out of or relating to your employment with the Company or separation of your employment with the Company.

d.References. You agree that you shall direct all third party inquiries regarding your employment at the Company, including but not limited to all inquiries from prospective employers, to the Company’s People Team, which shall, consistent with Company policy, advise such inquiring parties of the following information: your dates of employment with the Company, positions held during your employment with the Company and, if requested by the party making the inquiry, your final base salary with the Company.

e.Confidential Information. You understand and agree that you have been employed in a position of confidence and trust and have had access to information concerning the Company that the Company treats as confidential and the disclosure of which could negatively affect the Company’s interests (“Confidential Information”).  Confidential Information includes, without limitation, confidential financial information; business forecasts; inventions; improvements and other intellectual property; trade

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secrets; know-how; designs, processes or formulae; confidential software; marketing or sales information or plans; customer lists; and business plans, prospects and opportunities.  You agree that you shall not use or disclose any Confidential Information at any time without the prior written consent of the Company.  Any prior agreements you may have signed with the Company relating to confidentiality will remain in full force and effect.  Notwithstanding any other language in this Letter Agreement, the parties understand that this Letter Agreement does not prohibit you from filing an administrative charge with (or recovering any appropriate relief from) the Equal Employment Opportunity Commission or similar administrative agency.

f.Post-Employment Statutory and Contractual Obligations.

(a)You reaffirm and agree to abide by all confidentiality, nondisclosure, noncompetition, nonsolicitation, noninterference and other post-employment obligations to which you are subject under the common law; any applicable statutory law; and any contract or agreement between yourself and the Company (or any successor or predecessor), all of which are incorporated by reference herein.

(b)You agree that your signature below will also bind you to the terms and conditions of the agreements set forth as Exhibit A and B hereto, namely The Confidentiality and Non-Disclosure Agreement and The Intellectual Property and Proprietary Information Agreement.

(c)  You agree that during the Tail Period (as defined below), you shall not engage in or become associated with any business that is competitive with Company and/or its affiliates (a “Competitive Business”).  You shall be deemed to be “engaged in or associated with a Competitive Business” if you become an owner, employee, officer, director, independent contractor, agent, partner, advisor, or render personal services in any other capacity, with or for any individual, partnership, corporation or other organization (collectively, an “Enterprise”) that is engaged in a Competitive Business; provided, however, that you shall not be prohibited from owning less than 1% of the stock in any publicly traded Enterprise engaging in a Competitive Business. You also agree that for 2 years, you will not directly or indirectly (i) attempt to hire or offer employment of any kind to any regular employee of Company or its affiliates or any individual who was an employee within a six month period prior to your attempt to hire such individual; or (ii) solicit or induce any employee of Company or its affiliates to terminate, alter or lessen that person’s affiliation with Company or its affiliates; or (iii) induce or encourage any customer, client, supplier or other business relation of Company to cease or reduce doing business with Company or in any way interfere with the relationship between any such customer, client, supplier of other business relation of Company.  “Tail Period” shall mean 2 years from the Separation Date.  If at any time, the provisions of this paragraph shall be determined to be invalid or unenforceable, this paragraph shall be considered to be divisible and shall become and be immediately amended to include only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by a court of competent jurisdiction; and you agree that this paragraph as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.  You agree that the remedies at law for any breach or threat of breach by you of this paragraph will be inadequate, and that in addition to any other remedy which Company may be entitled to at law or in equity, Company will be entitled to seek an injunction to prevent breaches hereof and will be entitled to immediate repayment of the Separation Payment.

g.Notices, Acknowledgments and Other Terms.

(a)If this Letter Agreement is not signed by you and returned to Maggie Drucker by the end of the Review Period, this Letter Agreement (as set forth in Section II of this letter) will not be valid and the promises and obligations set forth in Section II hereof (including provisions of the Separation

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Payment referred to in Paragraph 1 of Section II above) shall be null and void.

(b)By signing this Letter Agreement, you acknowledge that you (i) have read and understand the terms of this Letter Agreement; (ii) have had ample opportunity to consider this Letter Agreement before signing it; (iii) may consult with legal counsel of your choosing before signing this Letter Agreement; and (iv) are not relying on any representations by any representative of the Company concerning the meaning of any aspect of this Letter Agreement.

(c)This Letter Agreement, including any documents referenced herein, constitutes the entire agreement between you and the Company with regard to the subject matter hereof.  Except as set forth herein, all previous agreements, arrangements, discussions, negotiations or promises (written or oral) between the Company and you with respect to the subject matter of this Letter Agreement are superseded, null, and void.  Where not superseded hereby, to the extent of any inconsistency between the terms of the Letter Agreement and the terms of any other agreement between the parties, the terms of the Letter Agreement will control.  This Letter Agreement may be modified only by a written agreement signed by you and an authorized representative of Company.

(d) This Letter Agreement does not constitute and will not be used as evidence of an admission by any party and is not intended and shall not be construed as an admission that Company or any other Company Releasee has violated any law, rule or regulation, breached any contract or committed any wrong whatsoever against you.

(e)If any portion or provision of this Letter Agreement shall to any extent be declared unlawful or unenforceable, the remainder of this Letter Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision was not included.

(f)This Letter Agreement will be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

(g)You understand and agree that, in the event there is any dispute or claim arising out of or relating to your release of claims, including, without limitation, a dispute about the validity, enforceability or coverage of the release or the assertion of a claim covered by the release, all such disputes or claims will be resolved exclusively through a final and binding arbitration on an individual basis and not in any form of class, collective, or representative proceeding (“Class Action Waiver”).  This binding arbitration provision is governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16) and not intended to cover claims that cannot by law be required to be arbitrated, nor does it prevent the filing of a complaint with a governmental administrative agency.  The American Arbitration Association’s Employment Arbitration Rules and Mediation Procedures (“AAA Employment Rules”) will govern any arbitration proceeding initiated under this Letter Agreement.  You understand and agree that no other rules and procedures (including AAA’s Supplementary Rules for Class Arbitrations) are to be applied to any such proceeding.  The AAA Employment Rules, which include an explanation of the process for commencing an arbitration and other rules governing an arbitration, may be found at the AAA’s web site: www.adr.org. Company agrees to pay the AAA administrative fees, as well as the Arbitrator’s fees and expenses.  You understand and agree that you are responsible to pay your own legal fees and expenses associated with any arbitration proceeding, subject to the Arbitrator’s authority to award attorney fees, costs or other remedies in accordance with applicable law.  A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. Notwithstanding any other clause contained in this Letter

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Agreement or the AAA Employment Rules, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. Any action arising out of this Letter Agreement which requires a deicision from a court of competent jurisdiction shall be brought in the federal or state courts of New York County, and you consent to the exclusive jurisdiction of such courts for these purposes.

(h)For purposes of this paragraph, a “Part” shall be construed to include any paragraph as well as any portion of any paragraph in this Letter Agreement. You agree that if any Part of this Letter Agreement is found to be overbroad or unenforceable, the court making this determination shall have the authority to narrow that Part to make it enforceable. In addition, each Part of this Letter Agreement is independent of and severable from the others. In the event that a Part of this Letter Agreement is found to be illegal or unenforceable and is not modifiable, the affected Part shall be stricken from the Letter Agreement and the rest will remain enforceable.

(i)As required by law, the Company will issue the appropriate IRS Form(s) W-2 at the appropriate time.  The Company makes no representations or warranties regarding any tax issues for any payment provided for in this Agreement, and Employee acknowledges that he has not relied upon any advice from the Company concerning tax liability, if any, for the amounts to be paid in this Agreement.  You also acknowledge that you are responsible for any and all tax liability or consequences which may be assessed arising from the payment and characterization of these proceeds.

(j)It is the Company’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and this Agreement shall be interpreted, administered and operated accordingly.  If under this Agreement an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(ii).  Notwithstanding anything to the contrary herein, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations.  In the event the period of Separation Payments ends in the taxable year following the Separation Date, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code

(k)Except as set forth in this Agreement, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any bonus or other payments, benefits, or consideration other than those set forth herein and other than those to which Employee may be entitled under the Company’s benefit plans, including 401(k) and pension plans, if applicable.

(l)Employee agrees and acknowledges that this Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty allegedly owed by the Company to Employee.  The Company specifically disclaims any liability to Employee on any basis.  The execution of this Agreement by the Company is a voluntary act to provide an amicable conclusion to its employment relationship with Employee.

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Sincerely yours,

GrubHub Inc.

By:	/s/ Matthew Maloney
Matt Maloney

Intending to be legally bound and with a full understanding of the terms, conditions and legal effect hereof, after having consulted with an attorney of my choosing, I, Jonathan Zabusky, have knowingly and voluntarily signed this Letter Agreement as of the date set forth below.

Signature:	/s/ Jonathan Zabusky
Print Name:	Jonathan Zabusky
Date:	February 20, 2015

EXHIBIT A

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Confidentiality and Non-Disclosure Agreement

I hereby agree as follows:

1.

I will not at any time directly or indirectly use, disclose, copy, confirm or deny (or permit to be used, disclosed, copied, confirmed or denied) any of GrubHub’s Confidential Information or Trade Secrets (each as defined below) without the express prior written consent of GrubHub in each instance, except as otherwise provided herein.

2.

I understand, acknowledge and agree that I am prohibited from using any material, non-public information, including Confidential Information or Trade Secrets, for personal gain in any way.  Any such use may be a violation of law and/or GrubHub policies resulting in my immediate termination, the forfeiture of compensation paid to me and other remedies provided in this agreement

3.	This agreement does not apply to:
a.

Any information that GrubHub has specifically in each instance authorized me in writing to publicly use, disclose, copy, confirm or deny but only to the limited extent of GrubHub’s authorization in each instance; or

b.	Any information which is generally known or becomes part of the public domain other than through my act, failure to act or omission; or
c.	Any information which is required to be disclosed in the context of any administrative or judicial proceedings to enforce compliance with this agreement.
4.

If I am or become legally compelled to disclose any Confidential Information or Trade Secrets, I will (and will provide GrubHub with prompt written notice so that GrubHub may) seek a protective order or other appropriate remedy, and I will fully cooperate with GrubHub in any effort GrubHub undertakes to maintain the confidentiality of such Confidential Information or Trade Secrets, including without limitation obtaining a protective order or any other remedy.  If such a protective order or other remedy sought by GrubHub is not obtained (or if GrubHub, in its sole discretion, waives compliance with this paragraph), I will furnish only that portion of the Confidential Information and/or Trade Secrets that are legally required to be furnished (redacted if appropriate) and will exercise best efforts to obtain binding assurances that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed, and that such disclosure will be limited to the maximum extent possible in connection with such proceedings.

5.

Notwithstanding anything to the contrary herein, in no event will the provisions of this Agreement inhibit, chill or otherwise prevent me from exercising any rights I have under Section 7 of the National Labor Relations Act.

6.

I acknowledge that, if I breach this Agreement, money damages are an inadequate remedy because GrubHub would suffer irreparable harm that either could not be remedied by money damages or if money damages could provide a remedy, the appropriate amount could not be calculated.  Accordingly, in addition to all other remedies available hereunder or at law or equity to GrubHub, I agree that GrubHub may obtain specific performance of this agreement and/or injunctive or other equitable relief as a remedy for any breach by me, and I further waive any requirement for any bond to be secured or posted in connection with such remedy.

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7.

This agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to any conflict-of-law principles.  The federal or state courts, as applicable, located in the County of New York, State of New York shall have exclusive jurisdiction over all disputes arising out of this Agreement.  I submit and waive any objection to the personal jurisdiction and venue of such courts, and I agree that any necessary service of process will be effective 10 days after mailing if sent by registered mail with return receipt to my home address on file with GrubHub at the time of mailing.

8.

If any part of this agreement is found invalid, void or unenforceable by a court of competent jurisdiction, such invalid, unenforceable part shall be modified to the least extent necessary to render it valid and enforceable and shall be construed in the most favorable manner to GrubHub legally possible, and the remainder of the agreement will remain in full force and effect.

9.

“Confidential Information” means (i) any data and information related to GrubHub’s activities and businesses (other than Trade Secrets) that is not generally known by or readily available to GrubHub’s competitors, including without limitation that which relates to my activities relating to GrubHub, or was created or obtained by me during my service with respect to GrubHub or by virtue of my relationship with GrubHub; and (ii) confidential, private or non-public information about GrubHub or any of its licensees, assigns, businesses and affiliates and/or the activities and businesses of any of them.

10.

“Trade Secrets” means information or data related to GrubHub, including without limitation technical or non-technical data, compilations, programs, devices, methods, techniques, processes, financial data and financial plans, that derive economic or strategic value, actual or potential, from not being generally known to, and not being readily ascertainable by, other persons who can obtain economic or strategic value from their disclosure or use.  To the extent that the foregoing definition is inconsistent with a definition of trade secret under applicable law, the latter definition shall govern for purposes of interpreting my obligations hereunder.

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EXHIBIT B

Intellectual Property and Proprietary Information Agreement

I hereby acknowledge and agree as follows:

1.

GrubHub specially ordered and commissioned any and all results and proceeds of services provided by me during my employment at GrubHub (the “Works”) as works-made-for-hire under the United States Copyright Act and all similar laws throughout the world (the “Act”); and GrubHub shall be deemed the sole author and owner of all right, title, interest and copyright in and to the Works in any and all languages, format and media whether now known or hereinafter created, throughout the world (the “Rights”).  If the Works or any part of the Works are not deemed works-made-for-hire under the Act, I hereby unconditionally and irrevocably grant and assign the Rights exclusively to GrubHub for the full term of copyright protection, including any extensions and renewals.  Upon GrubHub’s request, I agree to execute any other contracts, assignments or other documents needed to confer all the Rights to the Works to GrubHub.  In addition, I hereby unconditionally and irrevocably grant and assign to GrubHub on an exclusive basis for the full term of copyright all Rights in and to any and all material I may submit to GrubHub during my employment that is used, published or included in connection with GrubHub’s business (the “Material”).

2.

I hereby waive any so-called moral rights of authors and other similar rights in connection with the Works and the Material (collectively, hereafter, the “Works”).  I acknowledge and agree that GrubHub is under no obligation to use the Works, and may exploit, reproduce, distribute, make derivative works of, alter or edit the Works or combine them with other materials in any and all media, whether now known or hereinafter created throughout the world, in GrubHub’s sole discretion, free of any obligation to me whatsoever, financial or otherwise.

3.

I hereby assign and agree to assign in the future to GrubHub all of my right, title and interest in and to any and all trade secrets, and all patentable inventions, ideas, processes, know-how, improvements, discoveries and designs (collectively, the “Inventions”) made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment at GrubHub.  If I have any Rights to the Inventions that cannot be assigned to GrubHub, I unconditionally and irrevocably grant to GrubHub during the term of such Rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license with rights to sublicense through multiple levels of sublicensees, to make, use and sell such Rights by all means now known or hereafter known.  The decision as to what is patentable will be made by GrubHub in its sole discretion.

4.	I hereby waive the right to seek or obtain any injunctive or other equitable or monetary relief in connection with GrubHub’s exploitation of the Works or Inventions or any Rights therein.
5.	I agree that upon termination of employment, I will immediately turn over to GrubHub any and all Works and documents concerning Inventions in my possession, together with all copies thereof.
6.	I represent and warrant that I have the right to grant the Rights in the Works and the Inventions to GrubHub; that the Works and the Inventions will be original to me; and that neither the Works,

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the Inventions, nor GrubHub’s exercise of any of the Rights shall violate or otherwise conflict with the rights of any person or entity.
7.

I authorize GrubHub to file patent and copyright applications in any or all countries for any or all Inventions or Works in the name of GrubHub or in my name, or otherwise as GrubHub may deem advisable.  I will assist GrubHub in every proper way to obtain and to enforce any and all intellectual property and proprietary rights relating to the Works and the Inventions.  To that end, I will execute, verify and delivery such documents and perform such other acts as GrubHub may reasonably request for use in applying for, obtaining, perfecting evidencing, sustaining and enforcing such rights and the assignment thereof.

8.

I acknowledge that if I breach this Agreement, money damages are an inadequate remedy because (a) of the irreparable harm that GrubHub will suffer; (b) such irreparable harm cannot be adequately remedied by money damages; and (c) even if money damages were an adequate remedy, it would be difficult to ascertain the amount of money damages.  Accordingly, in addition to all other remedies available hereunder or at law or in equity, I agree that GrubHub may obtain specific performance of this Agreement and/or injunctive or other equitable relief as a remedy for any breach by me, and I further waive any requirement for any bond to be secured or posted in connection with any such remedy.

9.

This Agreement shall be construed and enforced solely in accordance with the laws of the State of New York without reference to any conflict-of-law principles.  The federal and state courts, as applicable, located in the County of New York shall have exclusive jurisdiction and venue over the parties and all disputes in connection with this Agreement.  I submit and waive any objection to the personal jurisdiction and venue of such courts, and I agree that any necessary service of process will be effective ten days after mailing if sent by registered mail with return receipt to my home address on file with GrubHub at the time of such mailing.

10.

If any part of this Agreement is found invalid, void or unenforceable by a court of competent jurisdiction, such invalid, void or unenforceable part shall be modified to the least extent necessary to render It valid and enforceable and shall be construed in the most favorable manner to GrubHub legally possibly, and the remainder of this Agreement shall remain in full force and effect.

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EXHIBIT C
AMENDMENT TO TRANSITION/SEPARATION AGREEMENT AND GENERAL RELEASE

Dear Jonathan:

Capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the letter agreement between you and the Company dated February 19, 2015 (the “Letter Agreement”).  You and the Company agree that your employment with the Company was permanently separated on August 3, 2015.

II.Payments, Benefits and Obligations upon Separation from Employment

Separation from Employment.  Effective at the close of business on the Separation Date, your employment with the Company shall be deemed to have ended, and you shall be deemed to have separated from any and all positions with the Company and/or with any of its affiliates, subsidiaries and other related entities, including without limitation your seat on the Company’s Board of Directors.

Base Salary.  You have been, or will be, paid your base salary through the Separation Date.

Accrued Unused Paid Time Off.  You will be paid for any accrued, unused paid time off, subject to the Company’s policies pertaining to the same, including without limitation any roll-over limitation policies.

Deductions. The Company shall reduce all payments made to you, including any payments made or benefits provided to you under Section II of this letter, by those deductions and withholdings required or authorized for benefit and tax purposes.

Company Property.  You agree that you have (a) returned to Company all documents, files, manuals, forms, lists, charts, computer programs (including without limitation source code), diskettes, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, whether in electronic or paper or other form, relating in any way to Company’s business and prepared by you or obtained by you from Company, its affiliates, clients or its suppliers during the course of your employment with Company (collectively, the “Materials”) and (b) destroyed all electronic copies of the Materials that are otherwise in your possession and not capable of being returned pursuant to subsection (a), whether stored on your personal computer or other electronic device.  In addition, you agree that you returned all Company property, including, without limitation, all office equipment, keys, identification cards, cell phones, or similar devices, credit cards, PDAs and key cards.

Company Retirement Plan Participation  If you are participating in a Company Retirement Plan (“Plan”), your contributions will terminate as soon as practicable following the date your termination is processed through the payroll system, and your participation will otherwise terminate as of the Separation Date.  Under the terms of the applicable Plan, you will not be eligible to make any further salary deferrals after the Separation Date.  Your Plan account will be processed for final distribution or deferral, as applicable, beginning after the Separation Date.  The processing will occur in accordance with the terms of the applicable Plan and the option you elected.

Company Equity Plans The effect the termination of your employment with Company will have on your rights, if any, with respect to any outstanding options that you may hold in GrubHub Inc. immediately prior to the Separation Date will be as set forth in the terms of the GrubHub Inc. 2013 Omnibus Incentive

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Plan and in your Stock Option Grant Notices and Stock Option Agreements (collectively, the “Option Agreements”).

Additional Separation Arrangement; Separation and General Release Agreement

The Separation and General Release Agreement (the “Amendment”) set forth in this Section II provides you with the opportunity to receive a benefit to which you are not entitled absent your agreement to the terms herein, and you acknowledge the same.  In particular, the Company will provide the benefits set forth below in exchange for your agreement, among other things as set forth herein, to waive any legal claims that you may have against the Company (and certain related persons and entities) based upon any circumstances related to your employment, or anything else that occurred or occurs through the date that you sign this Agreement. While we do not believe that the Company has violated any of your legal rights, this Amendment is intended to ensure that all matters related to your employment are resolved as amicably as possible.

If you wish to take advantage of this Amendment, you must elect to do so no later than on or before the 21st day after your receipt of this Amendment (the “Review Period”).  You are encouraged to consult with an attorney prior to executing this Amendment, at your own expense.  If you execute this Amendment within the Review Period, you acknowledge that you were given the duration of the Review Period to execute it and that your decision to execute it was knowingly and voluntarily made.  The method for accepting this Amendment is for you to sign and deliver this letter on or before the last day of the Review Period (but not before the Separation Date) to Maggie Drucker.  If you do not sign and return this Amendment by or before the last day of the Review Period, or if you properly revoke your acceptance of this Amendment prior to the end of an additional seven days after executing this Amendment (the “Revocation Period”), you will not receive the Separation Payment.

The terms of this Amendment are the following:

h.Separation Benefits.

oSeparation Payment. In exchange for your agreement to the terms set forth below, the Company will pay you salary continuation (based on your final base salary with the Company of $333,000 per year) commencing on the Separation Date and ending 52 weeks therefrom (the “Separation Period”), as well as a payment of $13,200 representing your annual car payment.  The foregoing payments shall be paid to you consistent with past practice in periodic installments (less all applicable tax withholdings and other deductions) (the “Separation Payment”) in accordance with the Company’s regular semi-monthly payroll schedule.  The first such Separation Payment shall be made on the first payroll date reasonably practicable after the Revocation Period.

oBenefits.  Company-sponsored coverage of you and your eligible dependents under the Company’s benefit plans in which you were enrolled as a participant immediately prior to your Separation Date will cease on the last day of the month in which your Separation Date occurs, except for life insurance, which will terminate on the Separation Date.  Under separate cover, you will receive information regarding your eligibility for continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any analogous state or local statute.  Subject to your valid election to receive continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or analogous state or local statute, the Company will provide you and your eligible dependents with

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coverage under its group health plans at the same levels and the same cost to you as would have applied if your employment had not terminated; provided that if the Company cannot provide the foregoing benefit without violating applicable law, then an amount equal to each remaining Company subsidy shall thereafter be paid to you as currently taxable compensation in substantially equal monthly installments.  Company’s contribution shall: (1) be paid directly to COBRA (unless otherwise required); and (2) continue for the Separation Period or throughout the period you maintain coverage, whichever is shorter.

oNotwithstanding anything to the contrary in the Option Agreements, you will be entitled to exercise your vested options for a period of 180 days after the Separation Date.  You will receive separate correspondence from Merrill Lynch regarding these awards.

i.General Release and Waiver by Employee.

(a)In consideration of the promises made by the Company in this Agreement, including without limitation to provide the Separation Payments described above, Employee hereby releases and discharges the Company and/or its past, present and future parents, subsidiaries, affiliates, and related entities, any and all of its or their past, present or future trustees, directors, officers, executives, employees, attorneys, representatives, consultants, insurers (other than Medical Insurance), benefit plans, agents, and/or their respective predecessors, successors, and assigns (individually and collectively, the “Company Releasees”), from and with respect to any and all claims, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, judgments, causes of action, and contingencies whatsoever, including attorneys’ fees and costs, in law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, against the Company and/or any or all of the other Company Releasees, which Employee or Employee’s representatives, heirs, administrators, executors, estate, successors, assigns, and attorneys ever had, now has or have, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, thing, act, omission, statement, conduct or event whatsoever, including without limitation any and all claims, actions, suits, liabilities, debts, controversies arising out of your offer letter with the Company, up to the date on which Employee signs this Amendment (individually and collectively, “Claims”).  This includes, without limiting the generality of the foregoing, (i) any and all Claims in connection with or arising from Employee’s employment by the Company or any of the Company Releasees, the terms and conditions of such employment and/or the termination, resignation, separation or end of such employment; (ii) any and all Claims for compensation, salary, bonus or similar benefit, severance pay, vacation pay, life insurance, disability benefits, health or medical insurance, or any other fringe benefit; (iii) any Claims under any federal, state, or local law (statutory or decisional), regulation, or ordinance (all as enacted or amended), including without limitation any Claims under the Family Medical Leave Act of 1993, as amended, the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, as amended, the Equal Pay Act, the Fair Labor Standards Act, the Genetic Information Non-Discrimination Act, and any other federal, state or local anti-discrimination laws or related statutes (including, but not limited to, the New York Wage and Hour Law, the New York State Human Rights Law, the New York City Administrative Code, or any other federal, state or local law (statutory or decisional), regulation or ordinance prohibiting employment discrimination, harassment or retaliation, as well as any Claims for retaliation under any such laws; (iv) any Claims regarding leaves of absence, including without limitation under the Family Medical Leave Act of 1993, as amended; (v) any Claims arising under the National Labor Relations Act; (vi) any whistleblower or retaliation Claims; (vii) any Claims under the Immigration Reform and Control Act; (viii) any and all Claims under or arising out of any agreement, employment agreement, policy, plan,

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understanding, promise or contract (whether express or implied, actual or alleged, written or oral, signed or unsigned, draft or final); (v) any and all Claims under the Employee Retirement Income Security Act of 1974 (ERISA) (excluding claims for accrued, vested benefits under any employee benefit pension plan which is governed by ERISA, subject to the terms and conditions of such plan and applicable law); (vi) any and all Claims (whether based on federal, state or local law, statutory or decisional) for breach of contract (express or implied, written or oral, signed or unsigned, draft or final), quasi-contract, detrimental reliance, unjust enrichment, fraud, promissory and/or equitable estoppel, wrongful and/or constructive discharge, any tort, and/or for emotional distress, or compensatory or punitive damages; and (vii) any and all Claims for attorneys’ fees, costs, disbursements and the like.  The parties intend this Amendment to be a general release of any and all Claims to the fullest extent permissible by law, except it shall not constitute a waiver or release as to any of the obligations of the Company under this Agreement.

(b)Older Worker Benefit Protection Act Disclosure; Representations, Warranties and Signature.  You recognize that as part of your agreement to release any and all Claims against the Company Releasees, you are releasing Claims for age discrimination under the Age Discrimination in Employment Act, although you have never asserted such Claims.  Accordingly, you have a right to reflect upon this Amendment for a period of up to twenty-one (21) days before executing it, and you have an additional period of seven (7) days after executing this Amendment to revoke it under the terms of the Older Worker Benefit Protection Act.  If you elect to revoke this Amendment, you must provide written notice of such revocation to the Company (c/o Maggie Drucker), by no later than the end of the last day of the Revocation Period.  If the last day of the Review Period and/or the Revocation Period falls on a Saturday, Sunday or holiday, then the last day of the Review Period and/or the Revocation Period (as applicable) shall be deemed to be the next business day after such Saturday, Sunday or holiday.  Unless properly revoked during the Revocation Period, this Amendment shall become effective immediately on the day after the last day of the Revocation Period.  By your signature below, you represent and warrant: (i) that you hereby are advised in writing, and that you have been so advised, to consult with an attorney of your own choosing; (ii) that you have been given a reasonable amount of time to consider this Amendment of not less than twenty-one (21) days; (iii) that you fully understand the significance of the terms and conditions of this Amendment and you have discussed them with your independent legal counsel, or have had a reasonable opportunity to have done so; (iv) that you agree to all the terms and conditions of this Amendment without any coercion; (v) that you are signing this Amendment voluntarily and of your own free will, with the full understanding of its legal consequences, and with the intent to be bound hereby; and (vi) that if you sign this Amendment during the Review Period prior to the twenty-first (21st) day thereof, you are voluntarily and knowingly waiving your twenty-one (21) day period to review and consider this Amendment.

(c)You acknowledge that the consideration offered herein is (i) in full and final discharge of any and all liabilities and obligations of Company or Company Releasees to you; (ii) exceeds any payment, benefit or other thing of value to which you might otherwise be entitled under any policy, procedure or plan of Company or any Company Releasees; and (iii) constitutes good and valuable consideration for your promises, releases and covenants in this Amendment.

j.Indemnification for Claims Filed by You. You represent and warrant that you have not previously filed, and to the maximum extent permitted by law agree that you will not file, a complaint, charge or lawsuit against Company or any of the Company Releasees regarding any of the Claims released herein.  If, notwithstanding this representation and warranty, you have filed or file such a complaint, charge or lawsuit, you agree that you shall cause such complaint, charge or lawsuit to be dismissed with prejudice.  Notwithstanding any other language in this Amendment, the parties understand that this Amendment does not prohibit you from filing an administrative charge with (or recovering any appropriate relief from) the Equal Employment Opportunity Commission or similar administrative agency.  You, however, waive any right to monetary or other recovery should

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any federal, state or local administrative agency pursue claims on your behalf arising out of or relating to your employment with the Company or separation of your employment with the Company.

k.References. You agree that you shall direct all third party inquiries regarding your employment at the Company, including but not limited to all inquiries from prospective employers, to the Company’s People Team, which shall, consistent with Company policy, advise such inquiring parties of the following information: your dates of employment with the Company, positions held during your employment with the Company and, if requested by the party making the inquiry, your final base salary with the Company.

l.Confidential Information. You understand and agree that you have been employed in a position of confidence and trust and have had access to information concerning the Company that the Company treats as confidential and the disclosure of which could negatively affect the Company’s interests (“Confidential Information”).  Confidential Information includes, without limitation, confidential financial information; business forecasts; inventions; improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; confidential software; marketing or sales information or plans; customer lists; and business plans, prospects and opportunities.  You agree that you shall not use or disclose any Confidential Information at any time without the prior written consent of the Company.  Any prior agreements you may have signed with the Company relating to confidentiality will remain in full force and effect.  Notwithstanding any other language in this Amendment, the parties understand that this Amendment does not prohibit you from filing an administrative charge with (or recovering any appropriate relief from) the Equal Employment Opportunity Commission or similar administrative agency.

m.Post-Employment Statutory and Contractual Obligations.

(a)You reaffirm and agree to abide by all confidentiality, nondisclosure, noncompetition, nonsolicitation, noninterference and other post-employment obligations to which you are subject under the common law; any applicable statutory law; and any contract or agreement between yourself and the Company (or any successor or predecessor), all of which are incorporated by reference herein, as well as all of the terms and conditions of Exhibits A and B of the Letter Agreement.

(b)You agree that your signature below will also bind you to the terms and conditions of the agreements set forth as Exhibit A and B to the Letter Agreement, namely The Confidentiality and Non-Disclosure Agreement and The Intellectual Property and Proprietary Information Agreement.

(c)  You agree that during the Tail Period (as defined below), you shall not engage in or become associated with any business that is competitive with Company and/or its affiliates (a “Competitive Business”).  You shall be deemed to be “engaged in or associated with a Competitive Business” if you become an owner, employee, officer, director, independent contractor, agent, partner, advisor, or render personal services in any other capacity, with or for any individual, partnership, corporation or other organization (collectively, an “Enterprise”) that is engaged in a Competitive Business; provided, however, that you shall not be prohibited from owning less than 1% of the stock in any publicly traded Enterprise engaging in a Competitive Business. You also agree that for 2 years, you will not directly or indirectly (i) attempt to hire or offer employment of any kind to any regular employee of Company or its affiliates or any individual who was an employee within a six month period prior to your attempt to hire such individual; or (ii) solicit or induce any employee of Company or its affiliates to terminate, alter or lessen that person’s affiliation with Company or its affiliates; or (iii) induce or encourage any customer, client, supplier or other business relation of Company to cease or reduce doing business with Company or in any way interfere with the relationship between any such customer, client,

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supplier of other business relation of Company.  “Tail Period” shall mean 2 years from the Separation Date.  If at any time, the provisions of this paragraph shall be determined to be invalid or unenforceable, this paragraph shall be considered to be divisible and shall become and be immediately amended to include only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by a court of competent jurisdiction; and you agree that this paragraph as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.  You agree that the remedies at law for any breach or threat of breach by you of this paragraph will be inadequate, and that in addition to any other remedy which Company may be entitled to at law or in equity, Company will be entitled to seek an injunction to prevent breaches hereof and will be entitled to immediate repayment of the Separation Payment.

n.Notices, Acknowledgments and Other Terms.

(a)If this Amendment is not signed by you and returned to Maggie Drucker by the end of the Review Period, this Amendment (as set forth in Section II of this letter) will not be valid and the promises and obligations set forth in Section II hereof (including provisions of the Separation Payment referred to in Paragraph 1 of Section II above) shall be null and void.

(b)By signing this Amendment, you acknowledge that you (i) have read and understand the terms of this Amendment; (ii) have had ample opportunity to consider this Amendment before signing it; (iii) may consult with legal counsel of your choosing before signing this Amendment; and (iv) are not relying on any representations by any representative of the Company concerning the meaning of any aspect of this Amendment.

(c)This Amendment, including any documents referenced herein, constitutes the entire agreement between you and the Company with regard to the subject matter hereof.  Except as set forth herein, all previous agreements, arrangements, discussions, negotiations or promises (written or oral) between the Company and you with respect to the subject matter of this Amendment are superseded, null, and void.  Where not superseded hereby, to the extent of any inconsistency between the terms of the Amendment and the terms of any other agreement between the parties, the terms of the Amendment will control.  Notwithstanding the foregoing or anything to the contrary in this Amendment, you agree that nothing in this Amendment will have the effect of limiting any of the terms of the Letter Agreement, all of which you expressly reaffirm.  This Amendment may be modified only by a written agreement signed by you and an authorized representative of Company.

(d) This Amendment does not constitute and will not be used as evidence of an admission by any party and is not intended and shall not be construed as an admission that Company or any other Company Releasee has violated any law, rule or regulation, breached any contract or committed any wrong whatsoever against you.

(e)If any portion or provision of this Amendment shall to any extent be declared unlawful or unenforceable, the remainder of this Amendment shall be enforced to the fullest extent possible as if such provision or portion of a provision was not included.

(f)This Amendment will be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

(g)You understand and agree that, in the event there is any dispute or claim arising out of or relating to your release of claims, including, without limitation, a dispute about the validity, enforceability or coverage of the release or the assertion of a claim covered by the release, all such disputes or claims will be resolved exclusively through a final and binding arbitration on an individual basis and not in any

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form of class, collective, or representative proceeding (“Class Action Waiver”).  This binding arbitration provision is governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16) and not intended to cover claims that cannot by law be required to be arbitrated, nor does it prevent the filing of a complaint with a governmental administrative agency.  The American Arbitration Association’s Employment Arbitration Rules and Mediation Procedures (“AAA Employment Rules”) will govern any arbitration proceeding initiated under this Amendment.  You understand and agree that no other rules and procedures (including AAA’s Supplementary Rules for Class Arbitrations) are to be applied to any such proceeding.  The AAA Employment Rules, which include an explanation of the process for commencing an arbitration and other rules governing an arbitration, may be found at the AAA’s web site: www.adr.org. Company agrees to pay the AAA administrative fees, as well as the Arbitrator’s fees and expenses.  You understand and agree that you are responsible to pay your own legal fees and expenses associated with any arbitration proceeding, subject to the Arbitrator’s authority to award attorney fees, costs or other remedies in accordance with applicable law.  A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. Notwithstanding any other clause contained in this Amendment or the AAA Employment Rules, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. Any action arising out of this Amendment which requires a deicision from a court of competent jurisdiction shall be brought in the federal or state courts of New York County, and you consent to the exclusive jurisdiction of such courts for these purposes.

(h)For purposes of this paragraph, a “Part” shall be construed to include any paragraph as well as any portion of any paragraph in this Amendment. You agree that if any Part of this Amendment is found to be overbroad or unenforceable, the court making this determination shall have the authority to narrow that Part to make it enforceable. In addition, each Part of this Amendment is independent of and severable from the others. In the event that a Part of this Amendment is found to be illegal or unenforceable and is not modifiable, the affected Part shall be stricken from the Amendment and the rest will remain enforceable.

(i)As required by law, the Company will issue the appropriate IRS Form(s) W-2 at the appropriate time.  The Company makes no representations or warranties regarding any tax issues for any payment provided for in this Agreement, and Employee acknowledges that he has not relied upon any advice from the Company concerning tax liability, if any, for the amounts to be paid in this Agreement.  Employee also acknowledges that he is responsible for any and all tax liability or consequences which may be assessed arising from the payment and characterization of these proceeds.

(j)It is the Company’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and this Agreement shall be interpreted, administered and operated accordingly.  If under this Agreement an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(ii).  Notwithstanding anything to the contrary herein, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations.  In the event the period of Separation Payments ends in the taxable year following Employee’s Separation Date, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code

(k)Except as set forth in this Agreement, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Employee at any time in the

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future with any bonus or other payments, benefits, or consideration other than those set forth herein and other than those to which Employee may be entitled under the Company’s benefit plans, including 401(k) and pension plans, if applicable.

(l)Employee agrees and acknowledges that this Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty allegedly owed by the Company to Employee.  The Company specifically disclaims any liability to Employee on any basis.  The execution of this Agreement by the Company is a voluntary act to provide an amicable conclusion to its employment relationship with Employee.

Sincerely yours,

GrubHub Inc.

By:__________________________

Matt Maloney

Intending to be legally bound and with a full understanding of the terms, conditions and legal effect hereof, and having consulted with an attorney of my choosing, I, Jonathan Zabusky, have knowingly and voluntarily signed this Amendment as of the date set forth below.

Signature:_________________________________

Print Name: ________________________________

Date:    _________________________________

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